                                                                    Exhibit 99.1

This statement on Form 4 is filed by LMBO Europe SAS.

Date of Event Requiring Statement:  July 11, 2013
Issuer Name and Ticker or Trading Symbol:  Office Depot, Inc. (ODP)

                                        For and on behalf of
                                        LMBO Europe SAS:

                                        /S/ MATTHEW ELSTON
                                        ----------------------------------------
                                        Name:  Matthew Elston
                                        Director, LMBO Europe SAS

                                        /S/ MIKE TWINNING
                                        ----------------------------------------
                                        Name:  Mike Twinning
                                        Director, LMBO Europe SAS